UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200 Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2020, Organovo Holdings, Inc. (the “Company”) entered into two Lease Agreements (the “Lease Agreements”), by and between Company and San Diego Inspire 1, LLC, pursuant to which the Company will temporarily lease approximately 3,212 square feet of office space (the “Temporary Lease”) located at 11585 Sorrento Valley Road, Suite 106, San Diego, California 92121 (the “Temporary Premises”), and will permanently lease approximately 8,051 square feet of office space (the “Permanent Lease”) at 11555 Sorrento Valley Road, Suite 100, San Diego, California 92121 (the “Permanent Premises”) once the tenant improvements for the Permanent Premises have been completed and it is ready for occupancy.

The Temporary Lease commences on November 27, 2020 and is intended to serve as the Temporary Premises for approximately seven months, and is projected to terminate on June 30, 2021, provided that the Permanent Premises are completed and ready for Company’s occupancy. In addition, under the Temporary Lease Agreement, the Company will be required to pay a base rent of approximately $13,008.60 per month, for the seven months of the Temporary Lease term. The Company will also be required pay its share of operating expenses, taxes and any other expenses payable under the Temporary Lease Agreement.

The Permanent Lease is projected to commence on July 1, 2021 and is intended to serve as the Permanent Premises for approximately sixty-two months, expiring on August 31, 2026. In addition, under the Permanent Lease Agreement, the Company has an option to extend the term of Lease Agreement for a five-year period. The Company will be required to pay an initial base rent of approximately $31,398.90 per month, for the first twelve months of the Permanent Lease term, which will increase at a rate of approximately 3.08% per year. The Company will also be required pay its share of operating expenses, taxes and any other expenses payable under the Permanent Lease Agreement.

The foregoing description of the Lease Agreements does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Lease Agreements, copies of which are filed hereto as Exhibit 10.1 and 10.2 are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease Agreement dated November 23, 2020, between Organovo Holdings, Inc. and San Diego Inspire 1, LLC (Temporary Lease Agreement - 176647423.3).
10.2	Lease Agreement dated November 23, 2020, between Organovo Holdings, Inc. and San Diego Inspire 1, LLC (Permanent Lease Agreement 176640186.8).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: November 25, 2020	/s/ Keith Murphy
Keith Murphy
Principal Executive Officer